Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces First Quarter 2022 Results

ALPHARETTA, Ga., May 4, 2022/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported first quarter 2022 financial results.
“Coming off last year’s solid finish, we maintained our momentum through the first quarter while adding OrthogenRx to our portfolio,” stated Joe Woody, Avanos’ chief executive officer. Woody continued, “I am very pleased with our first quarter results despite persistent global economic headwinds. We met our customers’ orders and meaningfully improved our gross margins in the face of inflationary pressures and a difficult supply chain environment, and we remain confident in our ability to continue to do so through the back half of the year. Additionally, the OrthogenRx business performed as expected, confirming our belief that our acquisition strategy, combined with solid organic execution, positions us to meet our longer-term financial goals.”
First Quarter 2022 Financial Highlights
•Net sales totaled $197 million, a 9 percent increase from the comparable prior year period.
•Net income for the quarter was $6 million, compared to net loss of $8 million a year ago.
•Adjusted net income totaled $12 million, compared to $11 million a year ago.
•Diluted earnings per share was $0.12, compared to $0.16 diluted loss per share a year ago.
•Adjusted diluted earnings per share was $0.26, compared to $0.23 in the prior year.
Operational and Business Highlights
•On January 20, 2022, we completed the acquisition of OrthogenRx, Inc. (“OrthogenRx”), a leader in viscosupplementation therapies for the treatment of knee osteoarthritis (“OA”) knee pain. The acquisition was based on a purchase price of $130 million plus up to an additional $30 million in contingent cash consideration.
•During January, we repurchased 588,293 shares of our Common Stock for $19.3 million, completing our repurchases under a board-authorized $30 million repurchase program.
•A lead investigator on one of our clinical studies presented data at the North American Neuromodulation Society’s annual meeting that provided a combined analysis of subjects across two randomized clinical studies that demonstrated remarkable consistency of COOLIEF for treating knee OA pain.
•Pre-clinical data exploring in-vivo tissue response following a COOLIEF procedure was recently published in the Journal of Pain Research.

•We are seeing significant engagement with state-level pain societies in issuing statements in support of reimbursement coverage for genicular radio-frequency pain therapies.
First Quarter 2022 Operating Results
Net sales totaled $197 million, an increase of 9 percent compared to the prior year primarily due to incremental revenue resulting from the acquisition of OrthogenRx. Digestive health products enjoyed strong demand and volume, although this was offset by decreased demand and volume in respiratory health products. Excluding OrthogenRx, pain management volume increased by 6 percent over the prior year period. In addition, favorable pricing/product mix of 1 percent was offset by 1 percent of unfavorable foreign currency effects.
Gross margin was 54 percent, compared to 51 percent in the prior year period. Adjusted gross margin was 56 percent, compared to 52 percent last year.
Operating profit was $9 million compared to a $12 million operating loss in the prior year period primarily due to lower legal expenses. On an adjusted basis, operating profit totaled $18 million, compared to $16 million a year ago.
Adjusted EBITDA for the quarter was $24 million, compared to $22 million in the prior year period.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the first quarter of 2022 was an outflow of $3 million, compared to an outflow of $9 million a year ago. The company’s cash balance was $104 million at the end of the first quarter, compared to $119 million at year-end 2021.
Total debt outstanding was $254 million at the end of the first quarter compared to $130 million at December 31, 2021. In the three months ended March 31, 2022, the company borrowed $125 million in conjunction with closing the acquisition of OrthogenRx.
2022 Outlook
The company affirms previous guidance for 2022 net sales of between $830 million to $850 million, which assumes organic growth between 3 percent to 6 percent. Additionally, we anticipate gross profit margins to be between 55 percent to 57 percent with adjusted diluted earnings per share between $1.55 to $1.75.
Each of these measures is inclusive of the impact of the OrthogenRx acquisition and reflects our expectation that supply chain headwinds related to both product availability and inflation pressures will continue throughout the year.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Expenses associated with restructuring activities.
•Expenses associated with post divestiture transition activities.
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•Expenses associated with certain litigation matters.
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of certain adjusting items.
•Benefit associated with the tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow: to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the company’s ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 3937658. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net Sales	$197.4	$180.7
Cost of products sold	90.2	89.4
Gross Profit	107.2	91.3
Research and development expenses	7.8	8.3
Selling and general expenses	90.1	73.4
Other expense, net	0.1	22.0
Operating Income (Loss)	9.2	(12.4)
Interest expense	(1.3)	(0.8)
Income (Loss) Before Income Taxes	7.9	(13.2)
Income tax (provision) benefit	(2.1)	5.6
Net Income (Loss)	$5.8	$(7.6)

Interest expense, net	$1.3	$0.8
Income tax provision (benefit)	2.1	(5.6)
Depreciation and amortization	11.1	9.7
EBITDA	$20.3	$(2.7)

Earnings (Loss) Per Share
Basic	$0.12	$(0.16)
Diluted	0.12	(0.16)

Common Shares Outstanding
Basic	47.4	48.0
Diluted	47.8	48.0

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended March 31,
	2022	2021
As reported	$107.2	$91.3
2020 Restructuring charges	—	0.2
Post divestiture restructuring charges	—	0.9
Post divestiture transition charges	—	0.1
Acquisition and integration-related charges	0.7	—
Intangibles amortization	3.1	1.6
As adjusted non-GAAP	$111.0	$94.1
Gross profit margin, as reported	54.3%	50.5%
Gross profit margin, as adjusted	56.2%	52.1%

	Operating Profit (Loss)
	Three Months Ended March 31,
	2022	2021
As reported	$9.2	$(12.4)
2020 Restructuring charges	—	0.2
Post divestiture restructuring charges	—	0.9
Post divestiture transition charges(a)	—	—
Acquisition and integration-related charges	1.7	0.4
EU MDR Compliance(b)	1.6	0.2
Litigation and legal	—	22.5
Intangibles amortization	5.7	4.2
As adjusted non-GAAP	$18.2	$16.0
__________________________________________________
(a)In the three months ended March 31, 2021, post divestiture transition charges include $0.1 million in “Cost of products sold” (see “Gross Profit” table) offset by a benefit of $0.1 million in “Selling and general expenses.”
(b)EU MDR Compliance related charges are included in “Selling and general expenses”.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)

	Income (Loss) Before Taxes
	Three Months Ended March 31,
	2022	2021
As reported	$7.9	$(13.2)
2020 Restructuring charges	—	0.2
Post divestiture restructuring charges	—	0.9
Acquisition and integration-related charges	1.7	0.4
EU MDR Compliance	1.6	0.2
Litigation and legal	—	22.5
Intangibles amortization	5.7	4.2
As adjusted non-GAAP	$16.9	$15.2

	Tax Benefit (Provision)
	Three Months Ended March 31,
	2022	2021
As reported	$(2.1)	$5.6
Tax effects of adjusting items	(2.5)	(9.9)
Effects of the CARES Act and other	—	0.2
As adjusted non-GAAP	$(4.6)	$(4.1)
Effective tax rate, as reported	26.6%	42.4%
Effective tax rate, as adjusted	27.2%	27.0%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income (Loss)
	Three Months Ended March 31,
	2022	2021
As reported	$5.8	$(7.6)
2020 Restructuring charges	—	0.2
Post divestiture restructuring charges	—	0.9
Acquisition and integration-related charges	1.7	0.4
EU MDR Compliance	1.6	0.2
Litigation and legal	—	22.5
Intangibles amortization	5.7	4.2
Tax effects of adjusting items	(2.5)	(9.9)
Tax effects of the CARES Act and other	—	0.2
As adjusted non-GAAP	$12.3	$11.1
Diluted EPS, as reported	$0.12	$(0.16)
Diluted EPS, as adjusted	$0.26	$0.23

	EBITDA
	Three Months Ended March 31,
	2022	2021
EBITDA, as reported	$20.3	$(2.7)
2020 Restructuring charges	—	0.2
Post divestiture restructuring charges	—	0.9
Acquisition and integration-related charges	1.7	0.4
EU MDR Compliance	1.6	0.2
Litigation and legal	—	22.5
Adjusted EBITDA	$23.6	$21.5

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Free Cash Flow
	Three Months Ended March 31,
	2022	2021
Cash provided by (used in) operating activities	$1.8	$(3.3)
Capital expenditures	(5.0)	(5.7)
Free Cash Flow	$(3.2)	$(9.0)

2022 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$1.05	to	$1.30
Intangibles amortization	0.25	to	0.25
Other	0.25	to	0.20
Adjusted diluted earnings per share (non-GAAP)	$1.55	to	$1.75

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$104.3	$118.5
Accounts receivable, net	161.6	131.2
Inventories	157.6	150.3
Prepaid and other current assets	15.7	18.6
Total Current Assets	439.2	418.6
Property, Plant and Equipment, net	166.9	168.1
Operating Lease Right-of-Use Assets	36.1	38.6
Goodwill	826.0	801.6
Other Intangible Assets, net	271.1	141.2
Deferred Tax Assets	11.3	10.0
Other Assets	15.9	16.5
TOTAL ASSETS	$1,766.5	$1,594.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease liabilities	$14.5	$14.7
Trade accounts payable	63.8	56.4
Accrued expenses	74.6	68.1
Total Current Liabilities	152.9	139.2
Long-Term Debt	254.4	130.0
Operating Lease Liabilities	40.0	42.8
Deferred Tax Liabilities	34.7	9.6
Other Long-Term Liabilities	28.0	9.1
TOTAL LIABILITIES	510.0	330.7
Stockholders’ Equity	1,256.5	1,263.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,766.5	$1,594.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income (loss)	$5.8	$(7.6)
Depreciation and amortization	11.1	9.7
Net loss on asset dispositions	—	0.1
Changes in operating assets and liabilities, net of acquisition	(18.5)	(2.7)
Deferred income taxes and other	3.4	(2.8)
Cash Provided by (Used in) Operating Activities	1.8	(3.3)
Investing Activities
Capital expenditures	(5.0)	(5.7)
Acquisition of assets and investments in businesses	(116.7)	—
Cash Provided by (Used) in Investing Activities	(121.7)	(5.7)
Financing Activities
Proceeds from issuance of secured debt	125.0	—
Senior secured revolving credit facility proceeds	20.0	—
Senior secured revolving credit facility repayments	(20.0)	(5.0)
Purchase of treasury stock	(19.4)	—
Payments of debt issuance costs	(0.6)	—
Proceeds from the exercise of stock options	0.7	4.8
Cash Provided by (Used in) Financing Activities	105.7	(0.2)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	(2.2)
Decrease in Cash and Cash Equivalents	(14.2)	(11.4)
Cash and Cash Equivalents - Beginning of Period	118.5	111.5
Cash and Cash Equivalents - End of Period	$104.3	$100.1

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

			Three Months Ended March 31,
			2022	2021	Change
Chronic Care:
Digestive health			$81.4	$78.1	4.2%
Respiratory health			38.0	43.0	(11.6)%
Total Chronic Care			119.4	121.1	(1.4)%
Pain Management:
Acute pain			$38.7	$37.1	4.3%
Interventional pain			39.3	22.5	74.7%
Total Pain Management			78.0	59.6	30.9%
Total Net Sales			$197.4	$180.7	9.2%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change 2022 vs. 2021	9.2%	9.7%	0.5%	(1.0)%	—%
__________________________________________________
(a)Volume includes incremental sales from acquisitions.
(b)Other includes rounding.